Exhibit 32.1

CERTIFICATION

The undersigned, as the President and Chief Executive Officer, and as the Senior Vice President and Chief Financial Officer of SEMCO Energy, Inc., respectively, certify that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the period ended June 30, 2007, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of SEMCO Energy, Inc. at the dates and for the periods indicated. The foregoing certifications are made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and shall not be relied upon for any other purpose.

This 8th day of August, 2007.

/s/ George A. Schreiber, Jr.

George A. Schreiber, Jr. President and Chief Executive Officer (principal executive officer)

/s/ Michael V. Palmeri

Michael V. Palmeri Senior Vice President and Chief Financial Officer (principal financial and accounting officer)